                                             EXHIBIT 15
GOLDEN AMERICAN LIFE INSURANCE COMPANY
1001 Jefferson Street, Suite 400, Wilmington, DE  19801
                                             Phone: (302) 576-3400
                                             Fax:   (302) 576-3520


                        POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, being duly elected Directors and officers of Golden American Life Insurance Company ("Golden American"), constitute and appoint Myles R. Tashman, and Marilyn Talman, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacities, to sign Golden American's registration statements and applications for exemptive relief, and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as s/he might or could do in person, hereby ratifying and affirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURE                   TITLE                         DATE
---------                   -----                         ----

/s/ Frederick S. Hubbell    Director and Chairman         April 27, 1998
-----------------------                                   --------------------
Frederick S. Hubbell


/s/ Barnett Chernow         Director and President        April 27, 1998
-----------------------                                   --------------------
Barnett Chernow


/s/ Myles R. Tashman        Director, Executive Vice      April 27, 1998
-----------------------     President, General            --------------------
Myles R. Tashman            Counsel and Secretary


/s/ Paul E. Larson          Director                      April 27, 1998
-----------------------                                   --------------------
Paul E. Larson


/s/ Beth B. Neppl           Director and Vice President   November 6, 1998
-----------------------                                   --------------------


/s/ E. Robert Koster        Senior Vice President         November 20, 1998
-----------------------     and Chief Financial Officer   --------------------
E. Robert Koster